        Exhibit 10.27
Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement
In consideration and as a condition of my employment or continued employment by Foghorn Therapeutics, Inc. (the “Company”) and other good and valuable consideration (including, without limitation, the payments described in Section 8 below), I, the undersigned of this Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement (“Agreement”), hereby agree as follows:

1.Proprietary Information. I agree that all information, whether or not in writing, whether or not disclosed before or after I was first employed by the Company, concerning the Company’s business, technology, business relationships or financial affairs that the Company has not released to the general public (collectively, “Proprietary Information”), and all tangible embodiments thereof, are and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, notes, email correspondence, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, biological or chemical materials, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary Information specifically includes, without limitation, (1) information received in confidence by the Company from its customers or suppliers or other third parties, and (2) all biological or chemical materials and other tangible embodiments of the Proprietary Information.
2.Recognition of Company’s Rights. I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose or transfer any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies and other tangible embodiments of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment. Nothing in this Agreement limits, restricts or in any other way affects my communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity. I understand that I cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding.   Notwithstanding this immunity from liability, I understand that I may be held liable if I unlawfully access trade secrets by unauthorized means.
3.Rights of Others. I understand that the Company is now and may hereafter be subject to non- disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of third party proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such third party proprietary information.
4.Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the Company’s business and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the president of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.
5.Developments. I hereby assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns, all my right, title and interest in and to all Developments (as defined below) that: (a) are created, developed, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction (collectively, “conceived”) during the period of my employment and six (6) months thereafter and that relate to the business of the Company or to products, methods or services being researched, developed, manufactured or sold by the Company; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises, Proprietary Information or personal property (whether tangible or intangible) owned, licensed or leased by the Company (collectively, “Company-Related Developments”), and all patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide claiming, covering or otherwise arising from or pertaining to Company- Related Developments (collectively, “Intellectual Property Rights”). I will make full and prompt disclosure to the

Company of all Company-Related Developments, as well as all other Developments conceived by me during the period of my employment and six (6) months thereafter. I acknowledge that all work performed by me as an employee of the Company is on a “work for hire” basis. I hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related Developments. “Developments” mean inventions, discoveries, designs, developments, methods, modifications, improvements, processes, biological or chemical materials, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship.
To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of Developments conceived by me before my employment that are not Company-Related Developments (“Prior Inventions”). I have also listed on Exhibit A all patent rights of which I am an inventor, other than those contained within Intellectual Property Rights (“Other Patent Rights”). If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or research or development program or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license (with the full right to sublicense through multiple tiers) to make, have made, modify, use, offer for sale, import and sell such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.
I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.
6.Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments conceived by me, which records will be available to and remain the sole property of the Company at all times. All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, materials or other written, photographic or other tangible material containing or embodying Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. In the event of the termination of my employment for any reason, I will deliver to the Company all of the foregoing, and all other materials of any nature pertaining to the Proprietary Information of the
Company and to my work, and will not take or keep in my possession any of the foregoing or any copies. Any property situated on the Company’s premises and owned by the Company, including laboratory space, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice.
7.Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights, as well as all other patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide owned by or licensed to the Company. I will sign, both during and after the term of this Agreement, all papers, including copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development or Intellectual Property Rights. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney- in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in the same.
8.Non-Competition. In order to protect the Company’s legitimate business interests, including without limitation its trade secrets and other Proprietary Information and good will, during my employment and for a period of twelve (12) months following the termination of my employment for any reason except termination due to layoff or termination by the Company without Cause (as defined below) (the “Non-Compete Period”), I will not directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, co-venturer or otherwise, provide the Services (as defined below) with respect to any business activity in the Restricted Area (as defined below) that develops, manufactures or markets any products, or performs any services, that compete with the products or services of the Company, or products or services that the Company has under development or that are the subject of active planning at any time during my employment; provided that this will not prohibit any possible investment in publicly traded stock of a company representing less than one percent of the stock of such company. If I violate any fiduciary duty to the Company or unlawfully take any confidential or proprietary information or other property belonging to the Company, the Non-Competition Period will extend by the time during which I engage in such violation(s), for up to a total of two (2) years following the termination of my employment. Notwithstanding the foregoing, this Section 8 will apply following termination of my employment only if (i) the Company does not waive the restrictions set forth in this Section 8 at the time of termination and (ii) the Company pays me at a rate equal to 50% of my highest annualized base salary within the two (2) years immediately preceding termination of my employment for the duration of the Non-Competition Period that follows such termination (the “Non-Competition Payments”), provided that my right to receive and retain any Non-Competition Payments is conditioned on my compliance in full with this Section 8 following termination of my employment. For the avoidance of doubt, if the Company elects to waive the restrictions set forth in this Section 8 at the time of termination, it will have no obligation to pay me any Non-Competition Payments. Any Non-Competition Payments that the Company elects to pay me will be payable as salary continuation and subject to tax withholding in accordance with the Company’s regular payroll practices, consistent with the requirements for the payment of wages under section 148 of chapter 149 of the Massachusetts general laws.
9.Non-Solicitation. During my employment and for a period of twelve (12) months following the termination of my employment for any reason (the “Non-Solicitation Period”), I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert or take away the business of any customer, client, vendor, supplier or other business partner (collectively, “Business Partners”) of the Company or prospective Business Partners of the Company, and/or (b) hire or solicit for hiring any employee or independent contractor of the Company or solicit, entice or attempt to persuade any employee or independent contractor of the Company to leave the services of the Company for any reason. For the purposes of this Agreement, an “employee” or an “independent contractor” of the Company is any person who was such at any time within the six (6)-month period immediately preceding the activity restricted by this Section 9. I acknowledge and agree that if I violate any of the provisions of this Section, the running of the Non-Solicitation Period will be extended by the time during which I engage in such violation(s).
10.Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under Section 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.
11.Prior Agreements. I hereby represent that I am not bound by the terms of any agreement with any previous employer or other party to refrain from becoming an employee of the Company. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or other party.
12.Remedies Upon Breach. I understand and agree that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are reasonable in respect to subject matter, length of time and geographic area. My breach of this Agreement will cause the Company substantial and irreparable damage and therefore, in the event of such breach or threatened breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and preliminary and permanent injunctive relief, without having to post bond, together with an award of its reasonable attorneys’ fees incurred in enforcing its rights hereunder.
13.Use of Voice, Image and Likeness. I give the Company permission to use my voice, image or likeness, with or without using my name, for the purposes of advertising and promoting the Company, or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent expressly prohibited by law.
14.Publications and Public Statements. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my work at the Company and/or incorporates any Proprietary Information. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, any statement about the Company which I create, publish or post during my period of employment and for six (6) months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Internet-based chat rooms, must first be reviewed and approved by an officer of the Company before it is released in the public domain.
15.No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at-will and therefore may be terminated by the Company or me at any time and for any reason.
16.Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.
17.Disclosure to Future Employers. I will provide a copy of this Agreement to any prospective employer, partner or co-venturer prior to entering into an employment, partnership or other business relationship with such person or entity.
18.Exit Interview. If and when I depart from the Company, I may be required to attend an exit interview and sign an “Employee Exit Acknowledgement” to reaffirm my acceptance and acknowledgement of the obligations set forth in this Agreement. During the Non-Competition Period following termination of my employment, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.
19.Severability. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.
20.Entire Agreement. This Agreement constitutes the entire and only agreement between the Company and me respecting the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between us concerning such subject matter. No modification, amendment, waiver or termination of this Agreement or of any provision hereof will be binding unless made in writing and signed by an authorized officer of the Company. Failure of the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such terms, covenants or conditions. In the event of any inconsistency between this Agreement and any other contract between the Company and me, the provisions of this Agreement will prevail.
21.Interpretation. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby agree to consent to personal jurisdiction of the state and federal courts situated within Suffolk County, Massachusetts for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts.
As used in this Agreement, “including” means “including but not limited to”.
22.Definitions. For purposes of this Agreement, and only this Agreement, the following definitions shall apply:
“Cause” means (notwithstanding any other agreement between the Company and me containing this defined term) the occurrence of any of the following, as determined by the Company in its reasonable discretion: (i) my failure to perform my duties and responsibilities to the Company, or the performance of my duties and responsibilities to the Company in a manner deemed by the Company to be in any way unsatisfactory; (ii) my breach of this Agreement or any other agreement between me and the Company; (iii) my commission of, or plea of nolo contendere to, a felony or other crime; (iv) any misconduct by me or other conduct by me that is or could reasonably be expected to be harmful to the business interests or reputation of the Company; (v) my violation or disregard for any rule or procedure or policy of the Company; or (vi) any other reasonable basis for Company dissatisfaction with me, including for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior.
“Restricted Area” means any geographic area in which the Company or any of its Affiliates does business or is actively planning to do business during my employment or, with respect to the portion of the Non-Competition Period that follows the termination of my employment, any geographic area in which I, at any time within the last two (2) years of my employment with the Company, provided services or had a material presence or influence.
“Services” means any of the services that I provided to the Company at any time during my employment with the Company or, with respect to the portion of the Non-Competition Period that follows the termination of my employment, during the last two (2) years of my employment with the Company.

I acknowledge that (1) the Company provided me with this Agreement by the earlier of (a) the date of a formal offer of employment from the Company or (b) ten (10) business days before the commencement of employment with the Company, (2) I have been and am hereby advised of my right to consult an attorney before signing this Agreement, and (3) I have carefully read this Agreement and understand and agree to all of the provisions in this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

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